EXHIBIT 99.1

EQUITY INNS ANNOUNCES FOURTH QUARTER AND FULL YEAR RESULTS

o Fourth quarter FFO per share of $0.20 exceeds prior year's results
o 2002 Funds From Operations of $1.00 per share
o Establishes Full Year 2003 Financial Guidance

GERMANTOWN, Tenn., February 13, 2003 -- Equity Inns, Inc. (NYSE: ENN), a premier hotel real estate investment trust (REIT), today announced its results for the fourth quarter and full year ended December 31, 2002.

Net loss to common shareholders for the fourth quarter 2002 was $2.0 million, or $0.05 per diluted share, compared to net loss of $3.6 million, or $0.10 per diluted share, for the fourth quarter 2001. For the year ended December 31, 2002, net loss was $68,000, or $0.00 per diluted share, compared to 2001 net income of $3.6 million, or $0.10 per diluted share.

Highlights for the Quarter:

o Fourth quarter FFO per share of $0.20 - exceeding revised analysts' consensus estimates by $.02
o First comparable quarterly FFO per share increase since first quarter 2001
o Fourth quarter Revenue per Available Room (RevPAR) increased 2.6 percent over the same period last year
o Total debt-to-hotel cost level is now 38 percent, the lowest in four years
o Outperformed industry operating performance in 2002 with RevPAR declining 2.1 percent, compared to a decline of 2.5 percent for the lodging industry
o Dividend of $0.13 per share, in line with guidance

Funds from operations:

Funds from operations (FFO) for the fourth quarter 2002 were $8.1 million or $0.20 per share, compared to recurring FFO of $7.4 million or $0.19 per share for the quarter ended December 31, 2001. EBITDA was $16.1 million in the fourth quarter of 2002 versus $16.2 million the same period last year. Equity Inns' FFO increase is primarily the result of the Company's total hotel portfolio RevPAR increasing 2.6 percent to $46.39 from $45.20 in the fourth quarter ended December 31, 2002 versus the same period a year earlier. For the quarter, occupancy increased 140 basis points to 61.1 percent, compared to 59.7 percent and average daily rate (ADR) was up 0.2 percent to $75.97 compared to $75.79 in the fourth quarter of 2001. The improvement in FFO in the quarter was produced from a combination of the RevPAR increase, lower general and administrative expenses, reduced interest expense and increased tax benefit due to the increased loss in the TRS. These were partially offset by increased payroll and benefits along with other hotel operating costs that were reinstated in the quarter after post September 2001 freezes were implemented.

For October, November and December, Equity Inns' RevPAR increased 3.2 percent,
1.8 percent, and 2.7 percent respectively, compared to the same periods last year. The RevPAR increase for the fourth quarter reflects significant improvement in three of Equity Inns' largest hotels. The hotels, which are located in Chicago, Orlando and Seattle posted occupancy gains averaging 10 points with double-digit RevPAR gains. In addition, strong occupancy penetration during the quarter produced particularly strong ADR increases in both Chicago and Orlando. In all three locations however, Equity Inns' market share is improving. Chicago and Orlando's increase was largely due to increased leisure business, while Seattle's was due to improved corporate extended stay business.

For the full year ended December 31, 2002, Equity Inns reported FFO of $40.9 million or $1.00 per share compared to $47.8 million or $1.26 per share for recurring FFO last year. RevPAR for 2002 was $51.14 compared to $52.23, occupancy increased 0.8 points to 66.3% versus 65.5% and ADR was $77.16 compared to $79.79. In 2002, our results continued to outperform the industry on a year-to-date basis with a RevPAR decrease of 2.1 percent versus an industry decrease of 2.5 percent as measured by Smith Travel Research. The decline in FFO per share for 2002 was primarily due to the decrease in RevPAR, a decline in net operating income (NOI) of the hotels due to rising insurance costs and a $1.2 million increase in management fees to one of our management companies. These factors were partially offset by reduced interest expense, related to our lower debt levels.

Phillip H. McNeill, Sr., Chairman of Equity Inns stated, "We are pleased to report better than expected fourth quarter FFO per share results as we finished 2002 on a positive note. For the quarter RevPAR increased and the Company met operational goals despite soft economic conditions which constrained results." McNeill continued, "It is clear that the Company's diverse platform of brands, segments, geography and managers, provided Equity Inns with the ability to outperform expectations. We believe that the ongoing strategy of driving occupancy through our properties by focusing on leisure travel has helped to insulate our results from a challenging business travel cycle as demonstrated by the results in three of our largest hotels."

Operating Margins:

The hotel gross operating profit (GOP) margin for the full year ended December 31, 2002 was 40.6 percent versus 42.4 percent in the same period of 2001. The reduction in GOP margin in 2002 came primarily from the decline in revenue and increased payroll and benefits.

Howard Silver, President and COO commented "Our strategy of focusing on geographic diversification and having top brands dovetails nicely with our use of multiple management companies and short-term incentive driven contracts. In combination, the strategy minimizes the performance volatility of the portfolio and provides stable results over the long run. For example, in the fourth quarter, RevPAR was up 4.4% in the South Atlantic region, which is, comprised of 27 properties. RevPAR was up 4.7% in the East South Central region and up 3.9% in the East North Central's for the fourth quarter, while other regions had less stellar results. Despite this regional volatility we were able to produce positive RevPAR for the entire portfolio which we view as very positive for investors."

Mr. Silver continued, "Our brand diversity also helped drive our performance, with the Homewood Suites brand comprised of nine hotels, producing a RevPAR increase of 9.8%, the Residence Inns brand comprised of eleven hotels, producing a RevPAR increase of 2.2% and our Hampton Inns brand consisting of 48 hotels, posting positive RevPAR of 1.2% in the quarter. While we have not seen consistent improvement in our ability to increase rate, our occupancy and brand recognition, contributed significantly to derive occupancy premiums compared to the industry. Furthermore, our comprehensive strategy helped Equity Inns increase market share in our respective markets in 2002."

Capital Structure:

At December 31, 2002, Equity Inns had $362.9 million of debt outstanding, which included $86 million drawn under its $125 million line of credit. The weighted average life of the Company's fixed rated debt was six years. In addition, total debt represented approximately 38.0 percent of the cost of hotels, which is the Company's lowest level in four years.

Mr. Silver continued, "The revenue and operational improvements we achieved were encouraging in today's environment. Furthermore, we were able to strengthen our balance sheet during that period. Long-term debt decreased $21.3 million to $362.9 million. The result is that Equity Inns has improved liquidity."

Mr. McNeill, Sr. concluded, "As we enter 2003, both the lodging industry and Equity Inns are still experiencing challenges resulting from the soft economic conditions. To that point, our preliminary January RevPAR was down 2.8 percent compared to the same period in 2002. In our view, Equity Inns focus on occupancy the past year helped stabilize the portfolio and we believe 2003 hotel performance should start to improve in the coming quarters. At that point we will focus on selectively increasing rate, while maintaining current occupancy levels, which should lead to increased profitability. However, we remain guarded in our expectations for 2003, but believe strongly the Company is positioned to benefit as the economy turns."

Dividend:

The level of Equity Inns' common dividend will continue to be determined each quarter, based upon the operating results of that quarter, economic conditions, and other operating trends.

For the fourth quarter, Equity Inns paid a $0.13 common dividend per share. Management continues to target a 2003 common dividend per share ranging from $0.52 to $0.54.

2003 Guidance:

The Company also announced guidance for fiscal 2003 taking into account planned expense increases and the uncertainty regarding economic improvement. Based on these factors, the Company expects 2003 FFO to be in the $0.90 to $1.00 per share range, including a $0.14 to $0.16 per share income tax benefit. Management also believes EBITDA will be in the range of $70 million to $75 million, which assumes a RevPAR range of negative 1% to a positive 2% for the year. The Company is currently anticipating 2003 capital expenditures of approximately $15-$16 million. The increase in expenses will be primarily driven by costs associated with insurance and payroll and benefits.

In addition, Equity Inns believes that its 2003 results will follow historical quarterly FFO results, with the first quarter contributing approximately 19%, the second quarter 31%, the third quarter 32% and the fourth quarter 18%. Subsequently, for the first quarter ending March 31, 2003, Equity Inns expects FFO to be in the $0.17 to $0.18 per share range, including a $0.04 - $0.05 per share income tax benefit.

Equity Inns will hold a conference call and Webcast today to discuss the Company's fourth quarter and fiscal 2002 year-end results after the close of the market on Thursday, February 13th, 2003, at 4:30 p.m. (Eastern Standard Time). Interested investors and other parties may listen to the simultaneous webcast of the conference call by logging onto the Company's website at http://www.equityinns.com and selecting the microphone icon.

A replay of the conference call will be available on the Internet at www.streetevents.com and the company's web site for seven days following the call. A recording of the call also will be available by telephone until midnight, Thursday, February 25, 2002, by calling (877) 289-8525, or (416) 640-1917 for International participants. The pass code is 234645#.

Certain matters discussed in this press release include "forward-looking statements" within the meaning of the federal securities laws. The words "anticipate, believe, estimate, expect, intend, will," and similar expressions, as they relate to us, are intended to identify forward-looking statements. Such statements are based on current expectations, estimates, and projections about the industry and markets in which the company operates, as well as management's beliefs and assumptions and information currently available to us. Forward-looking statements are not guarantees of future performance and involve numerous risks and uncertainties which may cause the company's actual financial condition, results of operation and performance to be materially different from the results of expectations expressed or implied by such statements. General economic conditions, including the timing and magnitude of recovery from the current economic downturn, future acts of terrorism of war, risks associated with the hotel and hospitality business, the availability of capital, and numerous other factors, may affect the company's future results, performance and achievements. These risks and uncertainties are described in greater detail in the company's periodic filings with the Securities and Exchange Commission, including its Current Report on Form 8-K dated June 25, 2002. The company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. Although we believe our current expectations to be based upon reasonable assumptions, we can give no assurance that our expectations will be attained or that actual results will not differ materially.

About Equity Inns

Equity Inns, Inc. is a self-advised REIT that focuses on the upscale extended stay, all-suite and midscale limited-service segments of the hotel industry. The company owns 95 hotels with 12,210 rooms located in 34 states. For more information about Equity Inns, visit the company's Web site at www.equityinns.com.

CONTACT:   Equity Inns, Inc.
           Howard Silver, 901/754-7774
                        Or
           Integrated Corporate Relations, Inc.
           Brad Cohen, 203/222-9013 ext. 238

                                EQUITY INNS, INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS


                                                                 December 31,             December 31,
                                                                     2002                     2001
                                                                 ------------             ------------
ASSETS
Investment in hotel properties, net                              $740,145,842             $751,890,847
Cash and cash equivalents                                           5,916,209                4,358,787
Accounts receivable                                                 4,142,901                2,534,208
Due from Lessees                                                                               162,265
Notes receivable, net                                               1,335,025                  738,911
Deferred expenses, net                                              8,743,477               10,819,599
Deferred tax asset                                                  9,777,000                3,452,000
Deposits and other assets                                           4,391,484                4,122,657
                                                                 ------------             ------------

       Total assets                                              $774,451,938             $778,079,274
                                                                 ============             ============

LIABILITIES AND SHAREHOLDERS' EQUITY
Debt                                                             $362,881,131             $384,165,875
Accounts payable and accrued expenses                              27,817,365               22,224,994
Distributions payable                                               6,505,528                1,088,542
Interest rate swap                                                  2,198,809                2,922,625
Minority interest in Partnership                                    8,781,685                9,511,897
                                                                 ------------             ------------

       Total liabilities                                          408,184,518              419,913,933
                                                                 ------------             ------------

Commitments and contingencies

Shareholders' equity:

Preferred Stock, $.01 par value, 10,000,000 shares
  authorized, 2,750,000 shares issued and outstanding              68,750,000               68,750,000
Common Stock, $.01 par value, 100,000,000 shares
  authorized, 41,220,639 and 37,591,622 shares issued
  and outstanding at December 31, 2002 and 2001,
  respectively                                                        412,206                  375,916
Additional paid-in capital                                        445,793,107              418,351,351
Treasury stock, at cost, 747,600 shares issued and
  outstanding at December 31, 2002 and 2001,
  respectively                                                     (5,173,110)              (5,173,110)
Unearned directors' and officers' compensation                       (545,528)              (1,152,730)
Distributions in excess of net earnings                          (140,770,446)            (120,063,461)
Accumulated other comprehensive income:
  Unrealized loss on interest rate swap                            (2,198,809)              (2,922,625)
                                                                 ------------             ------------

       Total shareholders' equity                                 366,267,420              358,165,341
                                                                 ------------             ------------

Total liabilities and shareholders' equity                       $774,451,938             $778,079,274
                                                                 ============             ============

                                EQUITY INNS, INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS


                                                         Three Months Ended              Twelve Months Ended
                                                             December 31,                    December 31,
                                                      2002              2001             2002             2001
                                                   -----------       -----------     ------------     ------------
Revenue
   Hotel revenues                                  $55,202,353       $43,541,227     $240,222,448     $199,089,717
   Percentage lease revenues                                           8,003,928                        24,930,956
   Other income                                        198,076           434,367          951,615        2,039,818
                                                   -----------       -----------     ------------     ------------
       Total revenue                                55,400,429        51,979,522      241,174,063      226,060,491
                                                   -----------       -----------     ------------     ------------

Expenses
   Hotel operating expenses                         35,238,423        27,955,434      148,184,679      121,592,136
   Real estate and personal property taxes           2,569,933         2,772,827       12,902,838       12,677,374
   Depreciation and amortization                    10,286,341        10,888,204       41,304,434       41,326,510
   Amortization of loan costs                          526,368           549,794        2,059,473        1,964,419
   Interest                                          7,139,119         7,607,968       29,035,826       31,043,759
   General and administrative expenses:
       Stock-based or non-cash
           compensation                                164,506           244,596          677,430          975,828
       Other general and administrative
           expenses                                  1,280,902         1,617,009        5,549,442        5,334,883
   Impairment of long-lived assets                                       550,000                           550,000
   Allowance for doubtful accounts                                     2,592,359                         2,592,359
   Lease expense                                       231,791           403,541        1,323,470        1,255,713
                                                   -----------       -----------     ------------     ------------
       Total expenses                               57,437,383        55,181,732      241,037,592      219,312,981
                                                   -----------       -----------     ------------     ------------

Income (loss) before minority interest,
   gain on sales and income taxes                   (2,036,954)       (3,202,210)         136,471        6,747,510

Minority interest                                       60,825           116,593            2,049         (118,566)

Gain on sale of hotel properties                                           82,599                           82,599
                                                   ------------      ------------    ------------     ------------

Income (loss) before income taxes                   (1,976,129)       (3,003,018)         138,520        6,711,543

Income tax benefit                                   1,613,000         1,072,000        6,325,000        3,452,000
                                                   -----------       -----------     ------------     ------------

Net income (loss)                                     (363,129)       (1,931,018)       6,463,520       10,163,543

Preferred stock dividends                            1,632,813         1,632,813        6,531,252        6,531,252
                                                   -----------       -----------     ------------     ------------

Net income  (loss) applicable to
   common shareholders                             $(1,995,942)      $(3,563,831)    $   (67,732)     $  3,632,291
                                                   ===========       ===========     ===========      ============

Net income (loss) per common share -
   basic and diluted                               $      (.05)      $      (.10)    $       .00      $        .10
                                                   ===========       ===========     ===========      ============

Weighted average number of common
   shares and units outstanding - diluted           41,668,060        38,041,482      40,824,745        38,035,634
                                                   ===========       ===========     ===========      ============

          RECONCILIATION OF NET INCOME (LOSS) TO FUNDS FROM OPERATIONS

The following is a reconciliation of net income (loss) to Funds From Operations:


                                                         Three Months Ended              Twelve Months Ended
                                                             December 31,                   December  31,
                                                    ----------------------------      ---------------------------
                                                        2002             2001            2002             2001
                                                    -----------      -----------      -----------     -----------

Net income (loss)                                   $  (363,129)     $(1,931,018)     $ 6,463,520     $10,163,543
Less:
   Preferred stock dividends                         (1,632,813)      (1,632,813)      (6,531,252)     (6,531,252)
   Deferred lease revenue                                             (2,806,696)
   Gain on sale of hotel properties                                      (82,599)                         (82,599)

Add:
   Minority interest                                    (60,825)        (116,593)          (2,049)        118,566
   Depreciation of buildings, furniture and
       fixtures                                      10,198,692       10,801,067       40,955,263      40,977,851
                                                    -----------      -----------      -----------     -----------
Funds From Operations                                 8,141,925        4,231,348       40,885,482      44,646,109

Add non-recurring items:
   Allowance for doubtful accounts                                     2,592,359                        2,592,359
   Impairment of long-lived assets                                       550,000                          550,000
                                                    -----------      -----------      -----------     -----------

Recurring Funds From Operations                     $ 8,141,925      $ 7,373,707      $40,885,482     $47,788,468
                                                    ===========      ===========      ===========     ===========

Weighted average number of outstanding shares
   of Common Stock and Units of Partnership          41,668,060       38,041,482       40,824,745      38,035,634
                                                    ===========      ===========      ===========     ===========

Funds From Operations per Share and Unit            $       .20      $       .11      $      1.00     $      1.17
                                                    ===========      ===========      ===========     ===========

Recurring Funds From Operations per Share
   and Unit                                         $       .20      $       .19      $      1.00     $      1.26
                                                    ===========      ===========      ===========     ===========


The following is a reconciliation of Recurring Funds From Operations to EBITDA:

                                                        Three Months Ended               Twelve Months Ended
                                                            December 31,                      December 31,
                                                    ---------------------------      --------------------------
                                                         2002            2001             2002           2001
                                                    -----------     -----------      -----------    -----------

Recurring Funds From Operations                     $ 8,141,925     $ 7,373,707      $40,885,482    $47,788,468

Add:
   Interest                                           7,139,119       7,607,968       29,035,826     31,043,759
   Preferred Stock dividends                          1,632,813       1,632,813        6,531,252      6,531,252
   Amortization of loan costs                           526,368         549,794        2,059,473      1,964,419
   Amortization of Officers and Directors
       compensation                                     144,556         224,628          592,621        898,485
   Amortization of franchise fees                        87,649          87,137          349,171        348,659
   Deferred lease revenue                                             2,806,696
   Gain on sale of hotels                                                82,599                          82,599

Less:
   Allowance for doubtful accounts                                   (2,592,359)                     (2,592,359)

   Impairment of long-lived assets                                     (550,000)                       (550,000)
   Income tax benefit                                (1,613,000)     (1,072,000)      (6,325,000)    (3,452,000)
                                                    -----------     -----------      -----------    -----------

EBITDA                                              $16,059,430     $16,150,983      $73,128,825    $82,063,282
                                                    ===========     ===========      ===========    ===========

                                Equity Inns, Inc.
                      Fourth Quarter 2002 Hotel Performance
                                   Same Store


                                                     RevPAR                       Occupancy                            ADR
                                              -----------------------         ----------------------           ---------------------
                                # of                        Variance                       Variance                        Variance
                               Hotels          2002         to 2001            2002        to 2001              2002       to 2001
                               ------         ------        ---------         ------       ---------           ------      ---------
Portfolio                        96           $46.39          2.6%             61.1%       1.4 pts.            $75.97         0.2%

Franchise
  AmeriSuites                    19           $44.10         -0.5%             62.9%       0.0 pts.            $70.05        -0.4%
  Comfort Inn                     3           $38.12         -2.0%             49.7%      -3.5 pts.            $76.64         4.9%
  Hampton Inn                    48           $39.50          1.2%             57.1%       1.1 pts.            $69.13        -0.8%
  Hampton Inn & Suites            1           $55.90          5.9%             71.7%      -1.7 pts.            $77.91         8.4%
  Holiday Inn                     5           $32.64         10.1%             50.7%       3.3 pts.            $64.43         2.9%
  Homewood Suites                 9           $71.41          9.8%             72.1%       6.0 pts.            $99.10         0.6%
  Residence Inn                  11           $65.53          2.2%             72.2%       1.7 pts.            $90.76        -0.3%

Manager
  Crestline                       2           $52.40          1.8%             54.6%      -5.0 pts.            $95.95        11.1%
  Crossroads                     52           $47.18          5.3%             61.2%       2.4 pts.            $77.06         1.1%
  Hilton                         20           $42.02          0.5%             58.2%       0.8 pts.            $72.14        -0.9%
  Prime                          19           $44.10         -0.5%             62.9%       0.0 pts.            $70.05        -0.4%
  Waterford                       3           $69.21         -6.1%             68.5%       1.0 pts.           $101.06        -7.5%

Region
  East North Central             14           $48.17          3.9%             58.9%       2.1 pts.            $81.81         0.2%
  East South Central             14           $41.61          4.7%             61.2%       2.4 pts.            $68.02         0.6%
  Middle Atlantic                 6           $62.86         -5.8%             63.6%      -2.7 pts.            $98.81        -1.7%
  Mountain                       10           $48.77          2.9%             65.3%      -0.2 pts.            $74.65         3.2%
  New England                     5           $55.87          1.5%             66.3%       5.5 pts.            $84.22        -7.0%
  Pacific Northwest               2           $68.99         18.7%             74.8%      15.5 pts.            $92.19        -5.9%
  South Atlantic                 27           $42.75          4.4%             61.0%       1.5 pts.            $70.10         1.7%
  West North Central              7           $43.74         -2.0%             58.0%      -1.8 pts.            $75.42         1.0%
  West South Central             11           $39.05          0.2%             55.2%      -0.1 pts.            $70.70         0.3%

Type
  All Suite                      19           $44.10         -0.5%             62.9%       0.0 pts.            $70.05        -0.4%
  Extended Stay                  20           $68.41          5.9%             72.1%       3.8 pts.            $94.84         0.3%
  Full Service                    5           $34.58          2.9%             49.2%      -0.3 pts.            $70.24         3.6%
  Limited Service                52           $39.58          1.7%             57.2%       1.2 pts.            $69.23        -0.4%

                                Equity Inns, Inc.
                       Year to Date 2002 Hotel Performance
                                   Same Store



                                                     RevPAR                       Occupancy                            ADR
                                              -----------------------         ----------------------           ---------------------
                                # of                        Variance                       Variance                        Variance
                               Hotels          2002         to 2001            2002        to 2001              2002       to 2001
                               ------         ------        ---------         ------       ---------           ------      ---------
Portfolio                        96           $51.14         -2.1%             66.3%        0.8pts.            $77.16        -3.3%

Franchise
  AmeriSuites                    19           $48.33         -6.7%             66.6%      -0.7 pts.            $72.60        -5.7%
  Comfort Inn                     3           $45.55         -2.5%             59.3%      -2.0 pts.            $76.84         0.7%
  Hampton Inn                    48           $44.55         -1.1%             63.1%       0.8 pts.            $70.55        -2.4%
  Hampton Inn & Suites            1           $57.44         11.0%             75.7%       2.8 pts.            $75.83         6.9%
  Holiday Inn                     5           $37.19          8.9%             55.8%       4.7 pts.            $66.67        -0.4%
  Homewood Suites                 9           $73.87         -2.3%             75.7%       1.9 pts.            $97.63        -4.8%
  Residence Inn                  11           $71.67         -1.9%             77.2%       1.4 pts.            $92.88        -3.8%

Manager
  Crestline                       2           $67.44         19.1%             68.0%       9.7 pts.            $99.16         2.1%
  Crossroads                     52           $51.80         -0.9%             66.8%       1.2 pts.            $77.52        -2.7%
  Hilton                         20           $46.36         -1.8%             63.5%       0.4 pts.            $73.03        -2.4%
  Prime                          19           $48.33         -6.7%             66.6%      -0.7 pts.            $72.60        -5.7%
  Waterford                       3           $74.84         -8.6%             71.4%      -0.6 pts.           $104.76        -7.8%

Region
  East North Central             14           $52.35         -2.9%             63.4%      -0.2 pts.            $82.56        -2.6%
  East South Central             14           $44.45         -0.4%             65.0%       0.3 pts.            $68.33        -0.9%
  Middle Atlantic                 6           $71.68         -3.5%             70.5%      -1.8 pts.           $101.62        -1.0%
  Mountain                       10           $53.45         -3.0%             70.8%       1.3 pts.            $75.47        -4.8%
  New England                     5           $58.72         -1.0%             68.3%       3.2 pts.            $85.96        -5.7%
  Pacific Northwest               2           $72.65         -4.2%             73.9%       4.2 pts.            $98.30        -9.7%
  South Atlantic                 27           $47.54         -0.6%             66.6%       2.2 pts.            $71.40        -4.0%
  West North Central              7           $51.45         -5.6%             65.5%      -3.6 pts.            $78.58        -0.5%
  West South Central             11           $43.81         -1.2%             62.3%       1.3 pts.            $70.31        -3.2%

Type
  All Suite                      19           $48.33         -6.7%             66.6%      -0.7 pts.            $72.60        -5.7%
  Extended Stay                  20           $72.75         -2.1%             76.4%       1.7 pts.            $95.18        -4.2%
  Full Service                    5           $42.40          4.6%             57.3%       2.7 pts.            $73.97        -0.3%
  Limited Service                52           $44.36         -0.8%             63.1%       0.9 pts.            $70.36        -2.1%